SUB-ADVISORY AGREEMENT

          SUB-ADVISORY AGREEMENT (the "AGREEMENT") made as of this 31st day of August, 2015 by and between Callan Associates Inc., a California corporation with its principal place of business at 600 Montgomery Street, Suite 800, San Francisco, CA 94111-2710 (the "ADVISER"), and PanAgora Asset Management, Inc. a Delaware corporation with its principal place of business at 470 Atlantic Avenue, 8(th) floor, Boston, MA 02110 (the "SUB-ADVISER").

                              W I T N E S S E T H

          WHEREAS, pursuant to authority granted to the Adviser by the Board of Trustees (the "BOARD") of THE KP FUNDS (the "TRUST") on behalf of the series set forth on SCHEDULE A to this Agreement (the "FUND") and pursuant to the provisions of the Investment Advisory Agreement dated as of December 18, 2013 between the Adviser and the Fund (the "MANAGEMENT AGREEMENT"), the Adviser has selected the Sub-Adviser to act as sub-investment adviser of the Fund and to provide certain related services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Adviser and the Sub-Adviser do hereby agree as follows:

     1.   THE SUB-ADVISER'S SERVICES.

          (a) DISCRETIONARY INVESTMENT MANAGEMENT SERVICES. The Sub-Adviser shall act as sub-investment adviser with respect to the Fund. In such capacity, the Sub-Adviser shall, subject to the supervision of the Adviser and the Board, regularly provide the Fund with investment research, advice and supervision and shall furnish continuously an investment program for such Fund assets as may be allocated by the Adviser to the Sub-Adviser (the "ASSETS"), consistent with the investment objectives and policies of the Fund and any investment guidelines established and modified from time to time by the Adviser and communicated in writing to the Sub-Adviser. The Sub-Adviser shall determine, from time to time, what investments shall be purchased for the Fund and what such securities shall be held or sold by the Fund, subject always to the provisions of the Trust's Agreement and Declaration of Trust, By-Laws and its registration statement on Form N-1A (the "REGISTRATION STATEMENT") under the Investment Company Act of 1940, as amended (the "1940 ACT"), and under the Securities Act of 1933, as amended (the "1933 ACT"), covering Fund shares, as filed with the Securities and Exchange Commission (the "COMMISSION"), and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect, and to any investment guidelines established by the Adviser as referred to above and provided to the Sub-Adviser in writing. To carry out such obligations, the Sub-Adviser shall exercise full discretion and act for the Fund in the same manner and with the same force and effect as the Fund itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other such things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. Notwithstanding the foregoing, the Sub-Adviser shall, upon written instructions from the Adviser, effect such portfolio transactions for the Fund as the Adviser may from time to time direct; PROVIDED however,


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that the Sub-Adviser shall not be responsible for any such portfolio transactions effected upon written instructions from the Adviser. No reference in this Agreement to the Sub-Adviser having full discretionary authority over the Fund's investments shall in any way limit the right of the Adviser, in its sole discretion, to establish or revise policies in connection with the management of the Fund's Assets or to otherwise exercise its right to control the overall management of the Fund's Assets.

          (b) COMPLIANCE. With respect to the services contemplated in this Agreement, the Sub-Adviser agrees to comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended (the "ADVISERS ACT"), the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 ACT"), the Commodity Exchange Act and the respective rules and regulations thereunder, each as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment adviser. With respect to the Fund Assets as defined in Section 1(a) herein, the Sub-Adviser also agrees to comply with the objectives, policies and restrictions set forth in the Registration Statement, as amended or supplemented, of the Fund, and with any policies, guidelines, instructions and applicable procedures approved by the Board or the Adviser and provided to the Sub-Adviser in writing The Adviser will use commercially reasonable efforts to provide the Sub-Adviser with 7 days' advance written notice of any (i) change in a Fund's investment objective, policies or restrictions; (ii) any change to the Trust's Agreement and Declaration of Trust or By-Laws; and (iii) any material change to the Trust's compliance policies and procedures. Notwithstanding the above notice provision, (i) the Adviser may, in its sole discretion, establish a compliance date for such changes that is less than 7 days after notice to the Sub-Adviser; and (ii) the Sub-Adviser shall use commercially reasonable efforts to comply with such changes upon the date established by the Adviser in the written notice. In selecting the Fund's portfolio securities and performing the Sub-Adviser's obligations hereunder, the Sub-Adviser shall cause the Fund to comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "CODE"), for qualification as a regulated investment company. The Sub-Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure the compliance with the foregoing. No supervisory activity undertaken by the Adviser shall limit the Sub-Adviser's full responsibility for any of the foregoing. The Sub-Adviser will not advise or take any action on behalf of the Fund in any contemplated or actual legal proceedings, including, but not limited to, bankruptcies, tax reclaims or class actions, involving the issuers of securities held or formerly held as part or all of the Assets. The Adviser acknowledges that the Sub-Adviser's responsibilities are limited to those related to the management of the Assets, and that the Sub-Adviser is not responsible for compliance, qualification or other matters related to those portions of the Fund which are not subject to this Agreement.

          Notwithstanding the foregoing, the Adviser acknowledges that the Sub-Adviser does not have access to all of the Fund's books and records necessary to perform certain compliance testing and that the Sub-Adviser's responsibilities are limited to those related to the portion of the Fund's assets managed by the Sub-Adviser. To the extent that the





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Sub-Adviser has agreed to perform the services specified in this Agreement
(including certain compliance testing), the Sub-Adviser shall perform such services based upon its books and records with respect to the Fund, which comprise a portion of the Fund's books and records related to the portion of the Fund's assets managed by the Sub-Adviser, and upon written instructions and information received from the Fund or the Adviser. The Adviser has informed the Sub-Adviser and the Sub-Adviser acknowledges that the Adviser currently has no publicly traded affiliates and that there are no brokers or underwriters affiliated with the Adviser for reporting transactions under the applicable provisions of the 1940 Act and the Adviser agrees to promptly notify the Sub-Adviser in writing of any change in the foregoing.

          (c) PROXY VOTING. Pursuant to Board authority, the Adviser has the authority to determine how proxies with respect to securities that are held by the Fund shall be voted, and the Adviser may delegate the authority and responsibility to vote proxies for the Fund's securities to the Sub-Adviser. So long as proxy voting authority for the Fund has been delegated to the Sub-Adviser, the Adviser shall provide such assistance to the Sub-Adviser with respect to the voting of proxies for the Fund as the Sub-Adviser may from time to time reasonably request, and the Adviser shall promptly forward to the Sub-Adviser any information or documents necessary for the Sub-Adviser to exercise its proxy voting responsibilities. The Sub-Adviser shall carry out such responsibility in accordance with any written instructions that the Board or the Adviser shall provide from time to time, and at all times in a manner consistent with Rule 206(4)-6 under the Advisers Act and its fiduciary responsibilities to the Trust. The Sub-Adviser shall provide the Adviser with a copy of its written proxy voting policies and procedures and as such may be amended from time to time. The Sub-Adviser shall provide periodic reports and keep such records relating to proxy voting as the Adviser and the Board may reasonably request or as may be necessary for the Fund to comply with the 1940 Act and other applicable law. Any such delegation of proxy voting responsibility to the Sub-Adviser may be revoked or modified by the Board or the Adviser at any time.

          Unless and until otherwise directed in writing by the Adviser or the Board the Sub-Adviser shall be responsible for voting the Fund's proxies and exercising all other applicable rights of the Fund as a security holder in connection with corporate actions or other transactions relating to the Fund's portfolio holdings. The Sub-Adviser is authorized to instruct the Fund's custodian and/or broker(s) to forward promptly to the Sub-Adviser or designated service provider copies of all proxies and shareholder communications relating to securities held in the portfolio of a Fund (other than materials relating to legal proceedings against the Fund). The Sub-Adviser may also instruct the Fund's custodian and/or broker(s) to provide reports of holdings in the portfolio of the Fund. The Sub-Adviser has the authority to engage a service provider to assist with administrative functions related to voting Fund proxies. The Trust shall direct the Fund's custodian and/or broker(s) to provide any assistance requested by the Sub-Adviser in facilitating the use of a service provider. In no event shall the Sub-Adviser have any responsibility to vote proxies that are not received on a timely basis. The Trust acknowledges that the Sub-Adviser, consistent with the Sub-Adviser's written proxy voting policies and procedures, may refrain from voting a proxy if, in the Sub-Adviser's





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discretion, refraining from voting would be in the best interests of the Fund and its shareholders.

          (d) RECORDKEEPING. The Sub-Adviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Fund, except as otherwise provided herein or as may be necessary for the Sub-Adviser to supply to the Adviser, the Trust or its Board the information required to be supplied under this Agreement.

          The Sub-Adviser shall maintain separate books and detailed records of all matters pertaining to the Fund's assets advised by the Sub-Adviser required by Rule 31a-1 under the 1940 Act (other than those records being maintained by the Adviser, or any administrator custodian or transfer agent appointed by the
Fund) relating to its responsibilities provided hereunder with respect to the Fund, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (the "FUND BOOKS AND RECORDS"). The Fund Books and Records shall be available to the Adviser and the Board at any time upon request and shall be delivered to the Trust in a form agreed upon by the Adviser and the Sub-Adviser, which may include an electronic format, upon the termination of this Agreement and shall be available without delay during any day the Sub-Adviser is open for business upon the Fund's or the Adviser's reasonable request. Nothing herein shall prevent the Sub-Adviser from maintaining its own records as required by law, which may be a duplication of the Fund's records.

          (e) HOLDINGS INFORMATION AND PRICING. The Sub-Adviser shall provide regular reports regarding the Assets, and may, on its own initiative, furnish the Adviser, the Trust and its Board from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose. The Sub-Adviser agrees to notify the Adviser and the Board promptly if the Sub-Adviser reasonably believes that the value of any security held by a Fund may not reflect fair value. The Sub-Adviser agrees to provide upon request any pricing information of which the Sub-Adviser is aware to the Adviser, Trust, its Board and/or any Fund pricing agent to assist in the determination of the fair value of any Fund holdings that are part of the Assets for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Fund valuation procedures for the purpose of calculating the Trust's net asset value in accordance with procedures and methods established by the Board.

          (f) COOPERATION WITH AGENTS OF THE ADVISER AND THE TRUST. The Sub-Adviser agrees to cooperate with and provide reasonable assistance to the Adviser, the Trust and any Trust custodian or foreign sub-custodians, any Trust pricing agents and all other agents and representatives of the Adviser and the Trust with respect to such information regarding the Fund as such entities may reasonably request from time to time in the performance of their obligations, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations. The Sub-Adviser shall make its officers and employees available to the Adviser from time to time as reasonably requested by the Adviser to review any current or proposed





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investment guidelines for the Fund and to consult with the Adviser with respect to the Fund's investment matters.

          (g) CONSULTATION WITH OTHER SUB-ADVISERS. In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to the Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning transactions for the Fund, except as permitted by the policies and procedures of the Fund. The Sub-Adviser shall not provide investment advice to any assets of the Fund other than the assets managed by the Sub-Adviser.

          2. CODE OF ETHICS. The Sub-Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it has provided to the Adviser and the Trust. The Sub-Adviser shall ensure that its Access Persons (as defined in the Sub-Adviser's Code of Ethics) comply in all material respects with the Sub-Adviser's Code of Ethics, as in effect from time to time. Upon request, the Sub-Adviser shall provide the Trust with (i) a copy of the Sub-Adviser's current Code of Ethics, as in effect from time to time, and (ii) a certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Sub-Adviser's Code of Ethics. Annually, the Sub-Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-Adviser's Code of Ethics to the Adviser and the Trust's Board. The Sub-Adviser shall respond to requests for information from the Adviser and the Trust as to violations of the Code by Access Persons and the sanctions imposed by the Sub-Adviser. The Sub-Adviser shall notify the Adviser and the Trust as soon as reasonably practicable of any material violation of the Code, whether or not such violation relates to a security held by any Fund.

          3. INFORMATION AND REPORTING. The Sub-Adviser shall provide the Adviser, the Trust, and their respective officers with such periodic reports concerning the obligations the Sub-Adviser has assumed under this Agreement as the Adviser and the Trust may from time to time reasonably request.

          (a) NOTIFICATION OF BREACH OR SIGNIFICANT CHANGES / COMPLIANCE REPORTS. The Sub-Adviser shall notify the Trust's Chief Compliance Officer and Adviser as soon as reasonably practicable upon detection of (i) any material failure to manage any Fund in accordance with its investment objectives and policies or any applicable law; or (ii) any material breach of any of the Fund's or the Adviser's policies, guidelines or procedures that directly relate to management of Fund Assets or to the sub-advisory services provided by the Sub-Adviser to the Fund hereunder. The Sub-Adviser shall notify the Adviser as soon as possible of (i) any significant changes in its investment strategy, asset allocation or other matters affecting its management of the Fund's assets; or (ii) any changes to the senior investment management personnel primarily responsible for the investment or servicing of the Fund's assets which include portfolio managers and relationship managers. In addition, the Sub-Adviser shall provide a quarterly report regarding the Fund's compliance with its investment objectives and policies, applicable law, including, but not limited to the 1940 Act and Subchapter M of the Code, and the Fund's and the Adviser's policies, guidelines or procedures as applicable to the Sub-Adviser's obligations under this Agreement. The Sub-Adviser acknowledges and agrees





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that the Adviser may, in its discretion, provide such quarterly compliance certifications to the Board. The Sub-Adviser agrees to correct any such failure promptly and to take any action that the Board and/or the Adviser may reasonably request in connection with any such breach. Upon reasonable request, the Sub-Adviser shall also provide the officers of the Trust with supporting certifications in connection with such certifications of Fund financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act. The Sub-Adviser will promptly notify the Trust in the event (i) the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust (excluding class action suits in which a Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or the compliance by the Sub-Adviser with the federal or state securities laws to the extent that the action would affect the Sub-Adviser's ability to service the Fund or (ii) an actual change in control of the Sub-Adviser resulting in an "assignment" (as defined in the 1940 Act) has occurred or is otherwise proposed to occur.

          (b) INSPECTION. Upon reasonable request, the Sub-Adviser agrees to make its records and premises (including the availability of the Sub-Adviser's employees for interviews) to the extent that they relate to the conduct of services provided to the Fund or the Sub-Adviser's conduct of its business as an investment adviser reasonably available for compliance audits by the Adviser or the Trust's officers, employees, accountants or counsel; in this regard, the Trust and the Adviser acknowledge that the Sub-Adviser shall have no obligation to make available proprietary information unrelated to the services provided to the Fund or any information related to other clients of the Sub-Adviser, except to the extent necessary for the Adviser to confirm the absence of any conflict of interest and compliance with any laws, rules or regulations in the management of the Fund.

          (c) BOARD AND FILINGS INFORMATION. The Sub-Adviser will also provide the Adviser and Trust with any information reasonably requested regarding its management of the Fund required for any meeting of the Board, or for any shareholder report, Form N-CSR, Form N-Q, Form N-PX, Form N-SAR, amended registration statement, proxy statement, or prospectus supplement to be filed by the Trust with the Commission. As reasonably requested, the Sub-Adviser will make its officers and employees available to meet with the Board from time to time on due notice to review its investment management services to the Fund in light of current and prospective economic and market conditions and shall furnish to the Board such information as may reasonably be necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto.

          (d) TRANSACTION INFORMATION. The Sub-Adviser shall furnish to the Adviser and the Trust such information concerning portfolio transactions entered into by the Sub-Adviser on behalf of the Fund as may be necessary to enable the Adviser, Trust or their designated agents to perform such compliance testing on the Fund and the Sub-Adviser's services as the Adviser and the Trust may, in their sole discretion, reasonably determine to be appropriate. The provision of such information by the Sub-Adviser to the Adviser,





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Trust or their designated agents in no way relieves the Sub-Adviser of its own responsibilities under this Agreement.

4. BROKERAGE.

          (a) PRINCIPAL TRANSACTIONS. In connection with purchases or sales of securities for the account of a Fund, neither the Sub-Adviser nor any of its directors, officers or employees will act as a principal or agent or receive any commission except as permitted by the 1940 Act.

          (b) PLACEMENT OF ORDERS. The Sub-Adviser shall arrange for the placing of all orders for the purchase and sale of securities for a Fund's account with brokers or dealers selected by the Sub-Adviser. In the selection of such brokers or dealers and the placing of such orders, subject to the other provisions of this paragraph, the Sub-Adviser is directed at all times to seek for a Fund the best execution available under the circumstances, taking into account factors such as price, size of order and type of transaction, difficulty of execution, scope and quality of brokerage services provided and the financial responsibility and operations of the broker. It is expected that the Sub-Adviser will seek competitive commission rates generally although it is understood that the Sub-Adviser will not necessarily pay the lowest commission rate available on each transaction. It is also understood that it may be desirable for the Fund that the Sub-Adviser have access to brokerage and research services provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers, consistent with section 28(e) of the 1934 Act and any Commission staff interpretations thereof. Therefore, the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers if the Sub-Adviser determines, in good faith, that such amount of commissions is reasonable in relation to the value of such brokerage or research services provided in terms of a particular Fund transaction or the Sub-Adviser's overall responsibilities to the Fund and its other clients, and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term. This practice is subject to review by the Adviser and the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with its or its affiliates' services to other clients. The Sub-Adviser shall not be responsible for any acts or omissions by any such brokers or dealers; PROVIDED that the Sub-Adviser is not negligent in the selection of such brokers or dealers.

          (c) AGGREGATED TRANSACTIONS. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Sub-Adviser will allocate securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, in the manner the Sub-Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to a Fund and to such other clients under the circumstances.





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          (d) AFFILIATED BROKERS.  The Sub-Adviser or any of its affiliates may act as broker in connection with the purchase or sale of securities or other investments for a Fund, subject to: (a) the requirement that the Sub-Adviser seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in a Fund's current Registration Statement; (b) the provisions of the 1940 Act; (c) the provisions of the Advisers Act; (d) the provisions of the 1934 Act; and (e) other provisions of applicable law. These brokerage services are not within the scope of the duties of the Sub-Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Sub-Adviser or its affiliates may receive brokerage commissions, fees or other remuneration from a Fund for these services in addition to the Sub-Adviser's fees for services under this Agreement.

          (e) The Sub-Adviser also is hereby authorized to instruct the Fund custodian with respect to any collateral management activities in connection with any derivatives transactions. The Adviser agrees, upon reasonable request, to provide the Sub-Adviser with tax information, governing documents, and such other reasonable information or documentation concerning the Funds necessary to allow the Sub-Adviser to trade any financial instrument under any trading agreements executed by the Adviser.

          5. CUSTODY. Nothing in this Agreement shall permit the Sub-Adviser to take or receive physical possession of cash, securities or other investments of a Fund.

          6. ALLOCATION OF CHARGES AND EXPENSES. The Sub-Adviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Sub-Adviser shall not be responsible for a Fund's or the Adviser's expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments.

          7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUB-ADVISER.

          (a) PROPERLY REGISTERED. The Sub-Adviser is registered as an investment adviser under the Advisers Act, and will remain so registered for the duration of this Agreement. The Sub-Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and to the best knowledge of the Sub-Adviser, there is no proceeding or investigation that is reasonably likely to result in the Sub-Adviser being prohibited from performing the services contemplated by this Agreement. The Sub-Adviser agrees to promptly notify the Trust of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser to an investment company. The Sub-Adviser is in compliance in all material respects with all applicable federal and state law in connection with its investment management operations.

          (b) ADV DISCLOSURE. The Sub-Adviser has provided the Trust with a copy of Part I of its Form ADV as most recently filed with the Commission and its Part 2 as most recently updated and will, promptly after filing any amendment to its Form ADV with the Commission or updating its Part 2, furnish a copy of such amendments or updates to the Trust. The information contained in the Sub-Adviser's Form ADV is accurate and





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complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          (c) FUND DISCLOSURE DOCUMENTS. The Sub-Adviser has reviewed and will in the future review, the portions of the following documents that pertain to the Sub-Adviser and the services provided by the Sub-Adviser hereunder: the Registration Statement, summary prospectus, prospectus, statement of additional information, periodic reports to shareholders, proxy statements, reports and schedules filed with the Commission (including any amendment, supplement or sticker to any of the foregoing) and advertising and sales material relating to the Fund (collectively the "DISCLOSURE DOCUMENTS"). The Sub-Adviser represents and warrants that such portions of the Disclosure Documents relating to the Sub-Adviser contain or will contain no untrue statement of any material fact and do not and will not omit any statement of material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) USE OF THE NAMES "KP" AND "CALLAN." The Sub-Adviser has the right to use the names "KP" and "Callan" solely in connection with its services to the Trust and the Trust and the Adviser have the right to use the name "PanAgora" solely in connection with the management and operation of a Fund. The Sub-Adviser is not aware of any threatened or existing actions, claims, litigation or proceedings that would adversely affect or prejudice the rights of the Sub-Adviser or the Trust to use the name "PanAgora."

          (e) INSURANCE. The Sub-Adviser maintains errors and omissions insurance coverage in an appropriate amount and shall provide prior written notice to the Trust (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any material claims will be made on its insurance policies. Furthermore, the Sub-Adviser shall, upon reasonable request, provide the Trust with any information it may reasonably require concerning the amount of or scope of such insurance.

          (f) NO DETRIMENTAL AGREEMENT. The Sub-Adviser represents and warrants that it has no arrangement or understanding with any party, other than the Trust, that would influence the decision of the Sub-Adviser with respect to its selection of securities for a Fund, and that all selections shall be done in accordance with what is in the best interest of the Fund.

          (g) CONFLICTS. The Sub-Adviser shall act honestly, in good faith and in the best interests of the Trust including requiring any of its personnel with knowledge of Fund activities to place the interest of the Fund first, ahead of their own interests, in all personal trading scenarios that may involve a conflict of interest with the Fund, consistent with its fiduciary duties under applicable law.

          (h) REPRESENTATIONS. The representations and warranties in this
Section 7 shall be deemed to be made on the date this Agreement is executed and at the time of delivery of the quarterly compliance report required by Section 3(a), whether or not specifically referenced in such report.





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          8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF ADVISER. The Adviser
represents and warrants to the Sub-Adviser as follows:

          (a) The Adviser is registered as an investment adviser under the Advisers Act.

          (b) The Adviser is duly organized and validly existing under its jurisdiction of organization with the power to own and possess its assets and carry on its business as it is now being conducted.

          (c) The execution, delivery and performance of the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the Adviser believes that the execution, delivery and performance by the Adviser of this Agreement does not contravene or constitute a default under:
(i) any provision of applicable law, rule or regulation; (ii) the Adviser's governing instruments; or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser.

           (d) The Adviser acknowledges that it has received a copy of the Sub-Adviser's Form ADV prior to the execution of this Agreement.

           (e) During the term of this Agreement, the Adviser shall furnish to the Sub-Adviser Disclosure Documents, at a reasonable time prior to the use thereof Unless otherwise specified by the Adviser, the Sub-adviser shall have 7 calendar days to review such Disclosure Documents, and the Adviser agrees not to use any such Disclosure Documents until the Sub-Adviser has reviewed such Disclosure Documents and any comments have been addressed to the Sub-Adviser's reasonable satisfaction within 7 business days. If requested by the Adviser, with respect to any such Disclosure Documents requiring urgent or expedited review, the Sub-Adviser agrees to work with the Adviser to provide such review within a timeframe of less than 7 business days. Disclosure Documents which have been previously approved or those that only refer to Sub-Adviser's name or logo are not subject to such prior approval provided the Adviser shall ensure that such materials are consistent with those which were previously approved by the Sub-Adviser.

          (f) The Adviser agrees that neither the Trust, the Adviser, nor affiliated persons of the Trust or the Adviser shall, except with the prior written permission of the Sub-Adviser, give any information or make any representations or statements in connection with the sale of shares of the Fund concerning the Sub-Adviser other than the information or representations contained in the Disclosure Documents, as they may be amended or supplemented from time to time.

           (g) The Adviser will continue to be registered in accordance with
(a), above, for so long as this Agreement remains in effect; is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; and will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the

Adviser from serving as investment adviser of a registered investment company pursuant to Section 9(a) of the 1940 Act.

          (h) To the extent that the Fund engages in derivative trading, the Assets may not be posted as margin or collateral by any other sub-adviser to the Fund to meet margin and collateral obligations of the Fund not related to the Assets.

           (i) The Trust is a "qualified institutional buyer" ("QIB") as defined in Rule 144A under the Securities Act of 1933, as amended, and the Adviser will promptly notify the Sub-Adviser if the Trust ceases to be a QIB.

          9. SUB-ADVISER'S COMPENSATION. The Adviser shall cause the Fund to pay the Sub-Adviser, as compensation for the Sub-Adviser's services hereunder, a fee, determined as described in Schedule A that is attached hereto and made a part hereof. Such fee shall be computed daily and paid not less than monthly in arrears by the Fund.

          The Sub-Adviser will be compensated based on the portion of Fund assets allocated to the Sub-Adviser by the Adviser. The method for determining net assets of the Fund for purposes hereof shall be the same as the method for determining net assets for purposes of establishing the offering and redemption prices of Fund shares as described in the Fund's prospectus. In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

          10. INDEPENDENT CONTRACTOR AND NON-EXCLUSIVITY. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Trust or the Adviser in any way or otherwise be deemed to be an agent of the Fund, the Trust or the Adviser. If any occasion should arise in which the Sub-Adviser gives any advice to its clients concerning the shares of a Fund, the Sub-Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Fund. The services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.

          11. ASSIGNMENT AND AMENDMENTS. This Agreement shall automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in section 2(a)(4) of the 1940 Act) or (ii) in the event of the termination of the Management Agreement; PROVIDED that such termination shall not relieve the Adviser or the Sub-Adviser of any liability incurred hereunder.

          This Agreement may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

          12. DURATION AND TERMINATION.

          This Agreement shall become effective as of the date executed and shall remain in full force and effect continually thereafter, subject to renewal as provided in Section 11(d) and unless terminated automatically as set forth in Section 10 hereof or until terminated as follows:

          (a) The Trust may cause this Agreement to terminate either (i) by vote of its Board or (ii) with respect to the Fund, upon the affirmative vote of a majority of the outstanding voting securities of the Fund; or

(b) The Adviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Adviser; or

          (c) The Sub-Adviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Adviser; or

          (d) This Agreement shall automatically terminate two years from the date of its execution unless its renewal is specifically approved at least annually thereafter by (i) a majority vote of the Trustees, including a majority vote of such Trustees who are not interested persons of the Trust, the Adviser or the Sub-Adviser, at a meeting called for the purpose of voting on such approval; or (ii) the vote of a majority of the outstanding voting securities of the Fund; PROVIDED, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder; and

          (e) Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

          In the event of termination of this Agreement for any reason, the Sub-Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to any of its assets, except as expressly directed by the Adviser or as otherwise required by any fiduciary duties of the Sub-Adviser under applicable law. In addition, the Sub-Adviser shall deliver the Fund's Books and Records to the Adviser by such means and in accordance with such schedule as agreed to by the Adviser and the Sub-Adviser, which may include electronic means, shall direct and shall otherwise cooperate, as reasonably directed by the Adviser, in the transition of portfolio asset management to any successor of the Sub-Adviser, including the Adviser.

          13. CERTAIN DEFINITIONS. For the purposes of this Agreement:

          (a) "Affirmative vote of a majority of the outstanding voting securities of the Fund" shall have the meaning as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

          (b) "Interested persons" and "Assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

          14. LIABILITY OF THE SUB-ADVISER.

          (a) The Sub-Adviser shall exercise reasonable care in rendering its services described in this Agreement. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Sub-Adviser shall not be liable for any operations of the Fund except as provided in this Agreement, including without limitation that the Sub-Adviser shall not be liable for the acts or omissions of any other sub-adviser or with respect to assets of the Fund other than the Assets hereunder. The Sub-Adviser shall have responsibility for the accuracy and completeness (and liability for the lack thereof) of statements in the Fund's Disclosure Documents that are applicable to or relate to the Sub-Adviser or to the services provided by the Sub-Adviser under this Agreement.

          (b) The Sub-Adviser shall be liable to the Fund for any loss (including transaction costs) incurred by the Fund as a result of any investment made by the Sub-Adviser in contravention of: (i) any investment policy, guideline or restriction set forth in the Registration Statement or as approved by the Board from time to time and provided to the Sub-Adviser in writing pursuant to Section 1(b) herein; or (ii) the 1940 Act, the Code (including but not limited to the Fund's failure to satisfy the diversification or source of income requirements of Subchapter M of the Code due to the Sub-Adviser's failure to comply with Section 1(b) herein) unless acting at the direction of the Adviser, ERISA, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Commodity Exchange Act, as amended, or any other applicable law known to the Sub-Advisor or of which any reasonable U.S. registered investment adviser should be aware (the investments described in this subsection (b) collectively are referred to as "IMPROPER INVESTMENTS").

          (c) The Sub-Adviser shall indemnify and hold harmless the Trust, each affiliated person of the Trust within the meaning of Section 2(a)(3) of the 1940 Act, and each person who controls the Trust within the meaning of Section 15 of the 1933 Act (any such person, an "INDEMNIFIED PARTY") against any and all losses, claims, damages, expenses or liabilities (including the reasonable cost of investigating and defending any alleged loss, claim, damage, expense or liability and reasonable counsel fees incurred in connection therewith) to which any such person may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon: (i) a material breach by the Sub-Adviser of this Agreement or of the representations and warranties made by the Sub-Adviser herein; (ii) any Improper Investment; (iii) any untrue statement or alleged untrue statement of a material fact applicable to the Sub-Adviser contained in any Disclosure

Document or the omission or alleged omission from a Disclosure Document of a material fact applicable to the Sub-Adviser required to be stated therein or necessary to make the statements therein not misleading; or (iv) the Sub-Adviser's performance or non-performance of its duties hereunder; PROVIDED, however, that nothing herein shall be deemed to protect any Indemnified Party who is a Trustee or officer of the Trust against any liability to the Trust or to its shareholders to which such Indemnified Party would otherwise be subject by reason or willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Trust.

          (d) The Adviser shall indemnify and hold harmless the Sub-Adviser, each affiliated person of the Sub-Adviser within the meaning of Section 2(a)(3) of the 1940 Act, and each person who controls the Sub-Adviser within the meaning of Section 15 of the 1933 Act ( any such person, a "SUB-ADVISER INDEMNIFIED PARTY") against any and all losses, claims, damages, expenses or liabilities (including the reasonable cost of investigating and defending any alleged loss, claim, damage, expense or liability and reasonable counsel fees incurred in connection therewith) to which any such person may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon: (i) a material breach by the Adviser of this Agreement or the representations and warranties made by the Adviser herein; or (ii) the Adviser's willful misfeasance, bad faith, or gross negligence in the performance of its obligations and duties under this Agreement; PROVIDED however, that the Adviser's obligations hereunder shall be reduced to the extent that the claims against, or the losses, damages or liabilities experienced by the Sub-Adviser Indemnified Party, are caused by or are otherwise directly or indirectly related to the Sub-Adviser Indemnified Party's own willful misfeasance, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

          15. CONFIDENTIAL RELATIONSHIP.

          (a) Any information and advice furnished by any party to this Agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except (i) as required by law, rule or regulation or (ii) with respect to disclosure to a party's officers, directors, employees, professional advisers or service providers ("REPRESENTATIVES") that need to know such information solely in connection with the performance of such party's duties and obligations under this Agreement. The foregoing shall not apply to any information that is public when provided or thereafter becomes public, unless the party receiving the information knows or reasonably should have known that the information became public as a result of a wrongful or illegal act. All information disclosed as required by law, rule or regulation shall nonetheless continue to be deemed confidential. The Sub-Adviser retains all rights in and to any of its proprietary investment models, strategies and approaches used by or on behalf of the Fund and any models, strategies or approaches based upon or derived from them.

          (b) The Sub-Adviser acknowledges that the Adviser is obligated under the terms of a separate agreement (or agreements) to provide reporting and other consulting services to certain benefit plan investors in the Fund and their advisers and sponsors (together, "PLAN INVESTORS") related to, among other things, the management, operation, performance and investment guidelines of the Fund and the performance of the Sub-Adviser. The Sub-Adviser agrees that, in performing such services, the Adviser is permitted to disclose information regarding the Trust, the Fund, or the Sub-Adviser as is necessary pursuant to agreements in place with the Plan Investors (and subject to confidentiality clauses contained in such agreements), regardless of whether such information is considered confidential by the Sub-Adviser.

          16. ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

          17. LIMITATION OF LIABILITY. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the affected Fund and that no Trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of the foregoing liabilities. The Trust's Certificate of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the Commonwealth of Massachusetts. Such Certificate of Trust and the Trust's Agreement and Declaration of Trust describe in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

          18. CHANGE IN THE ADVISER'S OWNERSHIP. The Sub-Adviser agrees that it shall notify the Trust of any anticipated or otherwise reasonably foreseeable change in the ownership of the Sub-Adviser within a reasonable time prior to such change being effected.

          19. JURISDICTION. This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts and the Sub-Adviser consents to the jurisdiction of courts, both state or federal, in Massachusetts, with respect to any dispute under this Agreement.

          20. PARAGRAPH HEADINGS. The headings of paragraphs contained in this Agreement are provided for convenience only, form no part of this Agreement and shall not affect its construction.

          21. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          22. NOTICES. All notices hereunder shall be given in writing (and shall be deemed to have been duly given) by delivery in person, by facsimile or by electronic means (with corresponding personal, facsimile or electronic receipt of such delivery), or by registered or certified mail (with return receipt requested), or by reputable overnight delivery service (with evidence of receipt to the parties), at the address of each as set forth below (or at such other address, number or electronic address for a party as shall be specified by like notice):

If to the Sub-Adviser, to:

PanAgora Asset Management, Inc.
Address:     470 Atlantic Avenue, 8(th) floor
             Boston, MA 02210
Attention:   Compliance Officer
Facsimile:   (617) 790-2628
Email:       ComplianceOfficer@panagora.com
Telephone:   (617) 439-6350


If to the Adviser, to:

Callan Associates Inc.
1660 Wynkoop Street, Suite 950
Denver, CO 80202
Attention: Michael T. Bell, Vice President, Trust Advisory Group
Facsimile: 303.832.8230
Email: BELL@CALLAN.COM
Telephone: 303.226.6201

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

CALLAN ASSOCIATES INC.

By: /s/ Gregory C. Allen
Name: Gregory C. Allen
Title: President and Director of Research

PANAGORA ASSET MANAGEMENT, INC.

By: /s/ Louis X. Iglesias
Name: Louis X. Iglesias
Title: Chief Compliance Officer

                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                         DATED AUGUST 31, 2015 BETWEEN
                             CALLAN ASSOCIATES INC.
                                      AND
                        PANAGORA ASSET MANAGEMENT, INC.

Each Fund will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective portion of the Fund (or "ASSETS" as defined in this Agreement) as may be allocated by the Adviser to the Sub-Adviser from time to time under the following fee schedule:


FUND                                                              RATE
KP Large Cap Equity Fund - Dynamic Large Cap                      [REDACTED]
Core Strategy